Exhibit 99.1

Red Hat Reports Fiscal Fourth Quarter and Fiscal Year 2008 Results

  Annual Revenue up 31% from Prior Year
  Deferred Revenue up 40% from Prior Year
  Repurchased $66 Million of its Common Stock

RALEIGH, N.C.--(BUSINESS WIRE)--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 29, 2008.

“During the fourth quarter, I spent a significant amount of time meeting with customers, partners, employees and thought leaders from the open source community. The momentum of open source solutions is strong and growing, and we believe there is a significant opportunity to expand our presence with existing customers and the many companies and industries that have only just begun to adopt open source solutions in a meaningful way,“ stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “In addition, feedback I received supports why Red Hat has been rated the number one enterprise software vendor for value by CIO Insight Magazine for four consecutive years. As a result of these factors, we are optimistic about the growth outlook for the Linux market and Red Hat as we begin fiscal 2009.”

Total revenue for the quarter was $141.5 million, an increase of 27% from the year ago quarter and 5% from the prior quarter. Subscription revenue for the quarter was $121.9 million, up 27% year-over-year and 5% sequentially. For the full year, total revenue was $523.0 million, an increase of 31% over fiscal 2007 revenue, and subscription revenue was $449.8 million, up 32% from the prior year.

Net income for the quarter was $22.0 million, or $0.10 per diluted share, compared with $20.3 million, or $0.10 per diluted share, for the prior quarter and $20.5 million, or $0.10 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the quarter was $42.7 million, or $0.20 per diluted share, after adjusting for stock compensation and tax expense as detailed in the tables below. This compares to non-GAAP adjusted net income of $39.7 million, or $0.19 per diluted share in the prior quarter.

For the full year, net income was $76.7 million or $0.36 per diluted share, compared with $59.9 million or $.29 per diluted share in the prior year. Non-GAAP adjusted net income for the year was $152.9 million or $0.72 per diluted share, compared to $115.9 million and $0.56 per diluted share the year before.

Non-GAAP operating cash flow, as detailed in the tables below, totaled $71.6 million or approximately 50% of revenue for the quarter and $264.3 million for the full year. At year end, the company’s total deferred revenue balance was $472.9 million, an increase of 40% on a year-over-year basis and 12% sequentially. Total cash, cash equivalents and investments as of February 29, 2008 were $1.3 billion.

Other highlights include the following:

  During the quarter, Red Hat repurchased approximately 3.7 million shares of its common stock for approximately $66 million.
  Red Hat Enterprise Linux 5 won SearchEnterpriseLinux.com’s 'Product of the Year' Gold for leadership in virtualization.
  Strong JBoss business growth and a record number of attendees and IT decision makers at JBoss World in February.
  Subsequent to the quarter close, Red Hat announced the acquisition of Amentra, a regional provider of systems integration and consulting services around middleware, service-oriented architecture and open source solutions.

"It was an outstanding year. Our annual revenue grew over 30%, our deferred revenue grew 40% and we produced operating cash flow margins of 50%. The company’s performance was driven by growing demand for our open source solutions and the convincing value which we are able to demonstrate with our customers. We are also realizing returns on the increased investment which we have made over the past year in engineering, sales and marketing, combined with solid execution by our associates.” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat.

Red Hat Summit Boston, the fourth annual conference and exhibition, will take place at the Hynes Convention Center in Boston, MA, June 18-20, 2008. Details on this year’s Red Hat Summit and registration information can be found at www.redhat.summit.2008.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event will have ended.

About Red Hat, Inc.

Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with over 50 offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for four consecutive years in the CIO Insight Magazine Vendor Value study. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007
Revenue:

Subscriptions	$121,862	$95,906	$449,811	$341,206
Training and services	19,631	15,215	73,205	59,418

Total subscription, training and services revenue	141,493	111,121	523,016	400,624

Cost of revenue:

Subscriptions	9,389	7,333	33,581	27,457
Training and services	12,011	10,096	47,072	37,279

Total cost of subscription, training and services revenue	21,400	17,429	80,653	64,736

Total gross profit	120,093	93,692	442,363	335,888

Operating expense:
Sales and marketing	52,093	39,680	192,049	145,562
Research and development	26,316	19,954	97,417	71,038
General and administrative	23,512	17,420	82,525	66,999

Total operating expense	101,921	77,054	371,991	283,599

Income from operations	18,172	16,638	70,372	52,289
Other income, net	18,371	11,902	60,420	43,290
Interest expense	(1,611)	(1,549)	(6,252)	(6,016)

Income before provision for income taxes	34,932	26,991	124,540	89,563
Provision for income taxes	12,926	6,504	47,873	29,656

Net income	$22,006	$20,487	$76,667	$59,907

Net income-diluted	$22,929	$21,467	$80,274	$63,826

Net income per share:
Basic	$0.11	$0.11	$0.40	$0.32
Diluted	$0.10	$0.10	$0.36	$0.29

Weighted average shares outstanding:
Basic	193,189	192,303	193,485	189,347
Diluted	220,356	220,594	221,313	218,823

Diluted net income per share computation:
GAAP Net income, basic	$22,006	$20,487	$76,667	$59,907
Interest expense on convertible debentures, net of related GAAP tax effects	449	477	1,754	1,906
Amortization of debt issuance costs, net of related GAAP tax effects	474	503	1,853	2,013

GAAP Net income, diluted	$22,929	$21,467	$80,274	$63,826

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	February 29,	February 28,
	2008	2007
	(Unaudited)
Current assets:
Cash and cash equivalents	$677,720	$527,239
Investments in debt securities	312,442	350,827
Accounts receivable, net	127,002	87,973
Prepaid expenses and other current assets	75,192	41,026

Total current assets	1,192,356	1,007,065

Property and equipment, net	68,557	45,258
Goodwill	340,314	328,837
Identifiable intangibles, net	93,823	94,314
Investments in debt securities	341,781	278,028
Other assets, net	43,151	32,352

Total assets	$2,079,982	$1,785,854

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,341	$12,062
Accrued expenses	43,260	38,472
Deferred revenue	339,088	249,615
Convertible debentures	570,000	-
Other current obligations	59	214

Total current liabilities	969,748	300,363

Deferred lease credits	4,977	5,235
Long term deferred revenue	133,805	89,020
Other long term obligations	20,261	-
Convertible debentures	-	570,000
Stockholders' equity:
Common stock	21	20
Additional paid-in capital	1,170,328	1,040,892
Accumulated deficit	(28,202)	(92,092)
Treasury stock, at cost	(192,946)	(125,789)
Accumulated other comprehensive loss	1,990	(1,795)

Total stockholders' equity	951,191	821,236

Total liabilities and stockholders' equity	$2,079,982	$1,785,854

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$22,006	$20,487	$76,667	$59,907
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	9,105	6,161	33,002	23,853
Deferred income taxes	12,654	(771)	41,211	12,232
Share-based compensation expense	10,035	8,014	36,457	32,434
Excess tax benefits from share-based payment arrangements	(17,041)	(10,745)	(61,247)	(15,988)
Provision for doubtful accounts	(31)	83	825	1,066
Amortization of debt issuance costs	752	752	3,010	3,008
Net gain on sale of strategic equity investments	(4,799)		(4,799)
Other	103	-	267	(305)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable and earnings in excess of billings	(16,999)	(6,674)	(33,741)	(17,301)
Prepaid expenses and other current assets	(6,088)	(6,143)	(7,761)	(8,145)
Accounts payable	6,671	1,306	4,713	4,844
Accrued expenses	(5,678)	6,409	1,600	15,846
Deferred revenue	43,957	26,838	113,138	90,403
Other assets	(134)	(94)	(266)	(298)

Net cash provided by operating activities	54,513	45,623	203,076	201,556

Cash flows from investing activities:
Purchase of investment securities	(309,853)	(585,229)	(1,173,012)	(592,673)
Proceeds from sales and maturities of investment securities	402,551	258,677	1,155,854	781,539
Acquisitions of businesses, net of cash acquired	-	-	(11,784)	(149,864)
Purchase of property and equipment	(16,045)	(7,885)	(41,797)	(22,635)
Proceeds from sale of strategic equity investments	6,199	-	6,199	-
Purchase of developed software and other intangible assets	(840)	319	(5,616)	319

Net cash provided by (used in) investing activities	82,012	(334,118)	(70,156)	16,686

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	17,041	10,745	61,247	15,988
Net proceeds from issuance of common stock under Employee Stock Purchase Plan	-	-	-	306
Proceeds from exercise of common stock options	1,592	9,678	15,512	24,328
Purchase of treasury stock	(66,539)	(66)	(67,157)	(1,664)
Structured stock repurchase	-	-	-	1,514
Proceeds from other borrowings	-	-	2,898	-
Payments on other borrowings	-	(144)	(756)	(400)

Net cash provided by (used in) financing activities	(47,906)	20,213	11,744	40,072

Effect of foreign currency exchange rates on cash and cash equivalents	2,142	(471)	5,817	1,378
Net increase in cash and cash equivalents	90,761	(268,753)	150,481	259,692
Cash and cash equivalents at beginning of the period	586,959	795,992	527,239	267,547

Cash and cash equivalents at end of period	$677,720	$527,239	$677,720	$527,239

RED HAT, INC.
NON CASH SHARE-BASED COMPENSATION AND RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

Cost of revenue	$657	$610	$2,393	$2,216
Sales and marketing	2,606	2,280	10,193	9,033
Research and development	2,265	2,056	8,717	7,206
General and administration	4,507	3,068	15,154	13,979
Total stock based compensation expense	$10,035	$8,014	$36,457	$32,434

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

GAAP net income	$22,006	$20,487	$76,667	$59,907

GAAP provision for income taxes	12,926	6,504	47,873	29,656

GAAP income before provision for income taxes	$34,932	$26,991	$124,540	$89,563

Add: Non-cash share-based compensation expense per FAS 123R	10,035	8,014	36,457	32,434

Non-GAAP adjusted income before provision for income taxes	$44,967	$35,005	$160,997	$121,997

Non-GAAP cash provision for income taxes	$2,248	$1,750	$8,050	$6,100

Non-GAAP adjusted net income	$42,719	$33,255	$152,947	$115,897

Non-GAAP adjusted net income-diluted	$44,111	$34,647	$158,514	$121,464

Non-GAAP adjusted net income per share:
Basic	$0.22	$0.17	$0.79	$0.61
Diluted	$0.20	$0.16	$0.72	$0.56

Non-GAAP diluted net income per share computation:
Non-GAAP adjusted net income	$42,719	$33,255	$152,947	$115,897
Interest expense on convertible debentures, net of related 5% cash tax effects	677	677	2,708	2,708
Amortization of debt issuance costs, net of related 5% cash tax effects	715	715	2,859	2,859

Non-GAAP adjusted net income-diluted	$44,111	$34,647	$158,514	$121,464

Reconciliation of GAAP cash flows from operating activities to non-GAAP adjusted cash flows from operating activities

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

GAAP net cash provided by operating activities	$54,513	$45,623	$203,076	$201,556

Add: Excess tax benefits from share-based payment arrangements	17,041	10,745	61,247	15,988

Non-GAAP net cash provided by operating activities	$71,554	$56,368	$264,323	$217,544

RED HAT, INC.
RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

GAAP Gross profit	$120,093	$93,692	$442,363	$335,888

Add: Non-cash share-based compensation expense per FAS 123R	657	610	2,393	2,216

Non-GAAP gross profit	$120,750	$94,302	$444,756	$338,104

Non-GAAP gross margin	85%	85%	85%	84%

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

GAAP operating expenses	$101,921	$77,054	$371,991	$283,599

Deduct: Non-cash share-based compensation expense per FAS 123R	(9,378)	(7,404)	(34,064)	(30,218)

Non-GAAP adjusted operating expenses	$92,543	$69,650	$337,927	$253,381

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007

GAAP operating income	$18,172	$16,638	$70,372	$52,289

Add: Non-cash share-based compensation expense per FAS 123R	10,035	8,014	36,457	32,434

Non-GAAP adjusted operating income	$28,207	$24,652	$106,829	$84,723

Non-GAAP adjusted operating margin	19.9%	22.2%	20.4%	21.1%

CONTACT:
Red Hat
Corporate Communications
Kerrin Catallozzi, 919-754-4268
kcatallo@redhat.com
or
Investor Relations
Tom McCallum, 919-754-4630
investors@redhat.com